Designated Filer:	WPM, L.P.
Issuer & Ticker Symbol:	Fidelity National Information Services, Inc. (FIS)

Date of Event Requiring Statement: October 1, 2009

Exhibit 99.3

JOINT FILERS’ SIGNATURES

WPM GP, LLC

By:/s/ Scott A. Arenare	Date:October 5, 2009
Name: Scott A. Arenare

Title: Managing Director and Secretary

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By: Warburg Pincus IX LLC, its General Partner

By: Warburg Pincus Partners, LLC, its Sole Member,

By: Warburg Pincus & Co., its Managing Member

By:/s/ Scott A. Arenare	Date:October 5, 2009
Name: Scott A. Arenare

Title: Partner

WARBURG PINCUS IX LLC

By: Warburg Pincus Partners, LLC, its Sole Member,

By: Warburg Pincus & Co., its Managing Member

By:/s/ Scott A. Arenare	Date:October 5, 2009
Name: Scott A. Arenare

Title: Partner

WARBURG PINCUS PARTNERS, LLC

By: Warburg Pincus & Co., its Managing Member

By:/s/ Scott A. Arenare	Date:October 5, 2009
Name: Scott A. Arenare

Title: Partner

Designated Filer:	WPM, L.P.
Issuer & Ticker Symbol:	Fidelity National Information Services, Inc. (FIS)

Date of Event Requiring Statement: October 1, 2009

WARBURG PINCUS LLC

By:/s/ Scott A. Arenare	Date:October 5, 2009
Name: Scott A. Arenare

Title: Managing Director

WARBURG PINCUS & CO.

By:/s/ Scott A. Arenare	Date:October 5, 2009
Name: Scott A. Arenare

Title: Partner

By:/s/ Scott A. Arenare	Date:October 5, 2009
Name: Charles R. Kaye

By: Scott A. Arenare, Attorney-in-Fact

By:/s/ Scott A. Arenare	Date:October 5, 2009
Name: Joseph P. Landy

By: Scott A. Arenare, Attorney-in-Fact

* Power of Attorney given by Mr. Kaye was previously filed with the SEC on March 2, 2006, as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.

** Power of Attorney given by Mr. Landy was previously filed with the SEC on March 2, 2006, as an exhibit to a Schedule 13D filed by Building Products, LLC with respect to Builders FirstSource, Inc.